                          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 17, 2006

Registration No.

U.S. Securities and Exchange Commission Washington, D.C. 20549

FORM SB-2 /A Amendment Number 7 Commission File number: 333-120486

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMPIRICAL VENTURES, INC.

(Name of small business issuer in its charter)

NEVADA	7380	Applied for
(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or organization)	Industrial	Identification
	Classification Code	No)
Number)

2775 Fir Street, Suite 3E Vancouver BC, Canada, V6J3C2 604-727-4679

(Address and telephone number of principal executive offices)

Copies of Communications to: Joseph I. Emas, Attorney at Law 1224 Washington Avenue Miami Beach, Florida 33139 Telephone: 305-531-1174 Fax: 305-531-1274

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Nevada Agency & Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada, 89501 (775) 322-0626

(Name, address and telephone number of agent for service)
___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|__|
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If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the SecuritiesAct registration statement number of the earlier effective registration statement for the same offering. |__|
____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the SecuritiesAct registration statement number of the earlier effective registration statement for the same offering. |__|
____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

|__| ____________

CALCULATION OF REGISTRATION FEE

Title of each		Proposed	Proposed
class of		maximum	maximum
securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per unit (1)	price (2)	registration fee(2)

Common Stock	4,586,662	$0.015	$68,800	$8.34

(1) Based on last sales price on November 10, 2004 and the anticipated price selling security holders will offer and sell their shares of common stock. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated May 17, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EMPIRICAL VENTURES INC. (A Development Stage Company)

2775 Fir Street, Suite 3E Vancouver BC, Canada, V6J3C2 604-727-4679

4,586,662 SHARES OF COMMON STOCK

----------------

This prospectus covers the 4,586,662 shares of common stock of

Empirical Ventures Inc. being offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares. The selling security holders will offer and sell the shares of common stock at $.015 per share, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus .

The purchase of the securities offered through this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See section entitled "Risk Factors" on pages 4 - 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THECONTRARY IS A CRIMINAL OFFENSE.

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The Date of this Prospectus is:May 17, 2006.

PROSPECTUS SUMMARY	3
RISK FACTORS	4
Need for Additional Financing	5
Dilution from Additional Financing	5
No Market for Our Common Stock	5
Lack of Operating History	5
Doubt as to Our Ability to Continue as a Going Concern	6
Marketable Product	6
Part Time Management	6
Dependant on one p r o g r a m & # 1 3 3 ; & # 1 3 3 ; & # 1 3 3 ; & # 1 3 3 ; & # 1 3 3 ; & # 133;……………………………………………………………………………………………………	7
Program Errors and Defects	7
Rapid Technology Change	8

Lack of Management Experience 8

Management Control	8
Suspension of Reports	8

USE OF PROCEEDS	9
SELLING SECURITY HOLDERS	9
PLAN OF DISTRIBUTION	15
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT	19
DESCRIPTION OF SECURITIES	20
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	22
ORGANIZATION WITHIN LAST FIVE YEARS	23
DESCRIPTION OF BUSINESS	24
PLAN OF OPERATION	28
MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 29

DESCRIPTION OF PROPERTY	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	32
EXECUTIVE COMPENSATION	34
AVAILABLE INFORMATION	35
REPORTS TO SECURITY HOLDERS	35
FINANCIAL STATEMENTS	F-1

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-2
RECENT SALES OF UNREGISTERED SECURITIES	II-3
EXHIBITS	II-3
UNDERTAKINGS	II-4

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section.

Empirical Ventures, Inc.

Empirical Ventures Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 2775 Fir Street, Suite 3E Vancouver BC, Canada our telephone number is 604-727-4679

Our Business and Business Strategy

We are a development stage company and have not begun revenue producing activities, have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. Our auditors have included in their report covering our financial statements for the period from incorporation to March 31, 2006, that there is substantial doubt about our ability to continue as a going concern.

Our business plan is to further develop and commercialize a software program that provides reservation and support services to the hospitality and tourism industries via the internet. We plan to market our software as a service to Hotel and motel chains as well as civic and regional tourism bureaus in the U.S. and Canada. We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of these industries. At the time of our acquisition was operational on Widows NT and Widows 2000 and capable of a full array of tourism based services, including reservation services for hotels, motels and lodges and the ticketing of local sporting events and activities.

Our plan is to earn revenue from the sale of our software product.

We acquired the prior development and prototype software of the of the Darrwin Software Program on May 18,2004 and further amended the agreement on November 17, 2005 , through our wholly owned subsidiary Empirical Ventures, Ltd. a British Columbia company, from 3493734 Manitoba an company managed by Larry Cherrett of Winnipeg Manitoba Canada . The software was developed by World Star Holdings of Dryden Ontario, Canada. We acquired the Darrwin software in its entirety from 3493743 Manitoba Ltd. who received all the assets of World Star by virtue of monies owed to 3493743 Manitoba Ltd. by World Star. Our development plan calls for completion of a web and test site. To complete our plan we will need to hire additional staff and consultants and invest in additional computers and servers . Additionally, we currently lack the necessary funding to fully engage additional employees and consultants to complete our development program.

3

Summary Financial Information

We incurred a loss in the amount $ 62,900 of for the period from incorporation to March 31 , 2006 . At March 31 , 2006 our working capital was $ 36,650 .

Securities Being Offered Securities Issued And to be Issued

4,586,662 shares of common stock. 9,586,662 shares of common stock are issued and outstanding as of the date
of this prospectus. All of the common
stock to be sold under this prospectus
will be sold by existing stockholders.

Use of Proceeds	We will not receive any proceeds from
the sale of the common stock by the
selling stockholders.

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming profitable.

We currently have insufficient capital to meet our business plan. We cannot assure you that we will be able to raise capital or develop sufficient revenues. Currently we have no financing arrangements in place and our President Mr. Derek Ward has verbally agreed to support a minimum budget for the next 12 months. In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock and our business may fail.

Any additional financing may significantly dilute your equity interest in our stock.

We hope to raise additional financing in the future. Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities. Given our weak economic state, the terms upon which capital May be available could well involve substantial dilution to our stockholders, which May reduce significantly the value of your investment in our shares.

Because there is currently no market for our common stock, and no assurance that a market for our common stock will ever be quoted investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever be quoted We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms part. We cannot assure you that our common stock will be traded on the bulletin board or, if traded, that a market will materialize. In the absence of a public market for our common stock, an investment in our shares would be considered illiquid. Even if a public market is established, it is unlikely a liquid market will develop.

Investors seeking liquidity in a security should not purchase our common stock.

Because we have limited operating history, you may find it difficult to evaluate our company.

We are a development-stage company with limited prior business operations and have had no revenues to date . We were incorporated on April 14, 200 4 . We are presently engaged in development of software as a service to the travel and tourism industries in the U.S. and Canada. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we need to accomplish the following:

Completed organizational activities; Develop and complete our business plan; Obtain interim funding;

Engage and retain consultants for professional services and software development; and Develop an Internet website;

5

In order to establish ourselves and our software product. Failure to obtain funding for continued development and marketing would result in us having difficulty growing our revenue or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may loose your entire investment.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

As at March 31,2006 , we had $ 36,900 of working capital on hand. For the period from incorporation April 14, 2004 through June 30,2005 we incurred a deficit of $ We expect to lose more money as we spend additional capital to continue development and market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we are unable to develop our web site and test site or develop a market for our software, our ability to generate revenue would be limited.

Our web site and test site are currently in the development stage. In order to commence sales, we will have to complete these developments. We will also have to complete testing of both our web site and test site prior to commencing full commercial operations in order to ensure that the sites are functioning properly and is capable of being marketed to the public. We have not yet earned any revenues and we will not be able to earn any revenues until development of our Web and test sites are complete. If we are unable to complete these developments, we will not be able to market our program or earn any revenues.

We rely on our President who does not devote his full business time to our business. If our President is not available, we may not be able to implement our business plan and investors may lose their entire investment.

We have only one director and we rely principally on Mr. Derek Ward our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Ward does not devote full time and attention to our affairs which could result in delays in implementing our business plan.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer and President, Mr. Ward. Were we to lose Mr. Ward, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to our company. We do not currently carry a key-man life insurance policy on Mr. Ward, which would assist us in recouping our costs in the event of the loss of this officer.

Moreover, we do not have an employment agreement with our director and officer including Mr. Ward. Accordingly, if Mr. Ward does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

We may not be able to generate revenue as we are currently dependent on a single software program.

We rely on Darrwin software program to develop revenues for our company. We do not have an alternate software program or alternatives businesses to generate revenue if the Darrwin software program is inoperable or if the prospective market for the Darrwin software program does not develop, resulting in our company not having the ability to provide our products and generate revenue.

If our program contains programming errors or defects, it would adversely affect our reputation and cause us to loose customers.

The development of our software program requires that we undertake system integration and computer programming. There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations. Our software program may develop system errors or defects or security failures that cause harm to our users data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

We will be required to update and refine our software program, web and test sites once we complete development in order to address technological change. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements. We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments. If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because our sole director and officer lacks experience in operating this type of business, our business may fail.

Due to the fact that our officer and director lacks experience in operating this type of business and has no formal accounting experience or a background in finance , there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail.

Because Derek Ward, our President controls approximately 51.62% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Derek Ward and own and control approximately 51.62% of the outstanding shares of our common stock. Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions. The interests of Mr. Ward and may differ from the interests of the other stockholders, and since they have the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company .

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “ Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by Less than 300 persons; or By less then 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. However, management does not intend to file for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended.

8

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We are paying for the costs of this offering and is estimated at being $27,008

The shares include the following:

shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2004 and subsequently on July 23,2004 and November 10, 2004.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering;

4.	the percentage owned by each; and

5.	the identity of the beneficial holder of any entity that owns the shares.

	Total	Total	Total shares
	Shares	shares to	to be owned	Percent
	owned	be offered	upon	owned upon
	prior	for selling	completion	completion
Selling	to this	security	of this of	this
security holder	offering	holders	offering	offering
account

-
-------------------------------------------------------------------------

Mike Bacchus	66,667	66,667	Nil	Nil
88 Nottingham Harbour
Sherwood Park
Alberta, Canada

Enzo Bruno	93,333	93,333	Nil	Nil
9112- 164 Avenue
Edmonton Alberta
Canada

Adrian Caccia	33,333	33,333	Nil	Nil
10922-126 Street
Edmonton, Alberta
Canada

David Couch	100,000	100,000	Nil	Nil
1218 Potter Greens
Drive, Edmonton
Alberta, Canada

Cindy Couch	100,000	100,000	Nil	Nil
1218 Potter Greens
Drive, Edmonton
Alberta, Canada

Jennifer Couch	100,000	100,000	Nil	Nil
25 Halden Crescent
Spruce Grove
Alberta, Canada

Jeff Couch	100,000	100,000	Nil	Nil
25 Halden Crescent
Spruce Grove
Alberta, Canada

Theodore Degner	200,000	200,000	Nil	Nil
9219 Strathearn
Drive
Edmonton Alberta
Canada

Terry Degner	200,000	200,000	Nil	Nil
11 Hutchinson Place
St. Albert
Alberta Canada

		10

Lawrence Divorski	66,666	66,666	Nil	Nil

33 Summerton Landing
Sherwood Park
Alberta Canada

Marion Ellis	666,666	666,666	Nil	Nil
PO Box 1026

St. Paul Alberta
Canada

Lora Garneau	200,000	200,000	Nil	Nil
9726-95 Street
Edmonton Alberta

Canada

Barry GreenField	66,667	66,667	Nil	Nil

6588 Barnard Drive,
Suite 50
Richmond BC
Canada

Tim Haas	66,667	66,667	Nil	Nil

13125-110 Avenue
Edmonton Alberta
Canada

Janis James	133,333	133,333	Nil	Nil
2407-49 Street
Edmonton Alberta
Canada

Gerald Johnson	600,000	600,000	Nil	Nil
1875-104 Street
Edmonton Alberta
Canada

Patrick Kennedy	133,334	133,334	Nil	Nil
3500 Gilmore Street
Burnaby BC

Canada

David King	33,333	33,333	Nil	Nil
45 Cimmaron Way

Sherwood Park
Alberta, Canada
		11

Connie McDougall	66,667	66,667	Nil	Nil
15811-69 Street
Edmonton Alberta
Canada

Lisa Melville	100,000	100,000	Nil	Nil

3 Landsdowne
Close,
Spruce Grove
Alberta, Canada

Bruce Melville	166,666	166,666		Nil	Nil
3 Landsdowne
Close,
Spruce Grove
Alberta, Canada

Sherilynn Perez	200,000	200,000		Nil	Nil
Parada
9642-95th Street
Edmonton Alberta
Canada

Amanda Pilgaard	133,334	133,334		Nil	Nil
3500 Gilmore Street
Burnaby BC
Canada

Michael Poirier	33,333	33,333		Nil	Nil
3408-136 Avenue
Edmonton Alberta
Canada

Ana Riveros	33,333	33,333		Nil	Nil
7308-140 Ave.
Edmonton, Alberta
Canada
Deleted: TABLE IS
Brendan Sherwin	13,333	13,333		Nil	Nil	CONTINUED FROM PAGE 12¶
627 Wotherspoon Close						¶
T
Edmonton Alberta						otal	Total
Canada							Total shares¶
S
						hares	shares to
to be owned
Percent¶
			12				o
						wned	be offered
						upon	owned
upon¶
Donald Smith	200,000	200,000		Nil	Nil		p

						rior	for selling
2323 24 Avenue						completion
Calgary Alberta						completion¶
Canada						Selling
to this
						security	of
Denis St. Andre	133,333	133,333		Nil	Nil	this of	this¶
26229 Meadowview						security holder
offering
Drive, RR1						holders
Station Main						offering
St. Albert						offering¶
Alberta, Canada							account¶
- ---------------------
Robert Talarica	33,334	33,334		Nil	Nil	-----------------------
-----------------------
11206-93 Street						------¶
Edmonton Alberta						¶

Canada

Marcella Ward	66,666	66,666		Nil	Nil
51 Heritage Drive
St. Albert
Alberta, Canada

Gordon Ward	33,333	33,333		Nil	Nil
8956 156 St.
Suite 111
Edmonton Alberta
Canada

Patricia Ward	33,333	33,333		Nil	Nil
8956 156 St.
Suite 111
Edmonton Alberta
Canada

Janel Winslow	13,333	13,333		Nil	Nil
627 Wotherspoon Close
Edmonton Alberta
Canada

Melanie Whittingham	33,333	33,333		Nil	Nil
16119-110 Avenue
Edmonton Alberta
Canada
			13

						Deleted: TABLE IS
						CONTINUED FROM PAGE 13¶

						¶
Terry Whittinghan	33,333	33,333		Nil	Nil		T
16119-110 Avenue						otal	Total
Edmonton Alberta							Total shares¶
							S
Canada						hares	shares to
						to be owned
Jeffrey Wright	33,333	33,333		Nil	Nil	Percent¶
							o
7 Stoneshire Close						wned	be offered
Spruce Grove						upon	owned
Alberta Canada						upon¶
							p
						rior	for selling
Dennis Zubot	133,333	133,333		Nil	Nil	completion
18927-46 Avenue						completion¶
						Selling
Edmonton Alberta							to this
Canada						security	of
						this of	this¶
						security holder
Jacqueline Zubot	133,333	133,333		Nil	Nil	offering
18927-46 Avenue						holders
Edmonton Alberta						offering
Canada						offering¶
							account¶
Family Relationships						- ---------------------
						-----------------------
						-----------------------
						------¶

Marcella Ward is the wife of Derek Ward, Patricia Ward is the mother of Derek and Gordon ward is the brother Of Derek Ward. Additionally, David and Cindy Couch are husband and wife, Jeff and Jennifer Couch are husband and wife, Theodore and Terry Degner are father and son, Bruce and Lisa Melville Are husband and wife, Terry and Melanie Whittingham are husband and wife, and Dennis and Jaqueline Zubot are husband and wife.

The numbers in this table assume: that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,5 86,662 shares of common stock outstanding on the date hereof.

14

PLAN OF DISTRIBUTION

Our share price was determined by the speculative nature of the company. The selling shareholders will offer and sell their shares at $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The initial offering is based on recent sales at $0.015 per share in May, June, July and November of 2004. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the company’s shares will ever be quoted on any market or exchange.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities. The shares will not be sold in an underwritten public offering. The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or - through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption (Blue Skyed) from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then Empirical Ventures Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-deale r acting as an underwriter, whether the offering is on a firm or best efforts basis, if there is an over-allotment option, and disclosure of any commissions or underwriting discounts, providing all required information on the plan of distribution and revising the disclosure in the prospectus. In addition, upon engaging a broker-dealer we will also file such agreement s and all other documents required with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

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In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market.

With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided each of the selling security holders with a copy of these rules. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

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Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act. If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per share. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the ages of our directors and executive officers. Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Directors do not currently receive any compensation for their services in acting as directors. and there are no employment contracts with the directors and at this time.

Director
Name	Age	Position	Since

-
--------------------------------------------------------------------

Derek Ward	38	Chief Executive Officer,	2004
President, Secretary,
Treasurer, Director
and Principal Accounting Officer

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Biographical Information

Derek Ward, Has Acted as our President, Secretary, Treasurer and a Director since the Company’s inception (April 14, 2004). From 1997 to present Mr. Ward has been employed as a sales manager for Can-Cell industries. Can-Cell Industries is a manufacturer, importer, and distributor, specializing in building materials and builders hardware products.

Mr. Wards duties include: training employees, development of marketing plans and the setup and implementation of sales seminars. Also, Mr. Ward manages the development of new clients for all 10 branches of Can-cell though out Western Canada.

Mr Ward does not devote his full time and attention to our affairs. It is estimated that Mr. Ward devotes approximately 25% of his time or 10 hours per week based on a forty hour work week to our business. This amount oftime will likely increase as development moves forward.

Family Relationships

There are no family relationships between our director or executive officers There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this prospectus, by:

(i)	each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;

(ii)	our executive officer and director;

(iii)	our executive officer and director as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.

Name and Address

Amount and Nature of

Percent

Beneficial Owner	Beneficial Owner	of Class

Derek Ward	5,000,000	51.62%

Executive
Officer and Director

Marion Ellis	666,666	6.82%
PO Box 1026
St. Paul Alberta
Canada

Gerald Johnson	600,000	6.19%
1875-104 Street
Edmonton Alberta
Canada

as a group
( 1 person )	5,000,000	51.62%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 2775 Fir Street Suite 3E Vancouver BC, Canada V6J 3C2

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

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Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law. Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of

50,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 9,686,662 shares of our common stock issued and outstanding, held by forty (40) stockholders of record.

Preferred Stock

Our articles of incorporation authorize the issuance of

10,000,000 shares of preferred stock, par value $0.001. Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued to date.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

The financial statements for the year ended June 30, 200 5 included in this prospectus and registration statement have been audited by Jewett, Schwartz and Associates Certified Public Accountants , to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated under the laws of the State of Nevada on April 14, 2004, and are in the early developmental stage.

Effective May 18, 2004, and subsequently amended our purchase agreement on November 17, 2005, we entered into an agreement to acquire the prior development, existing designs and pilot implementation of a

Software program known as Darrwin from 3493734 Manitoba, Ltd. In consideration for a purchase price of $5,000.00 and 100,000 common shares of the company’s stock and was subsequently amended to the purchase price of an additional sum of $3,000 and a further $10,000 By March 16, 2006 and cancellation the 100,000 shares , $245,000 in further development expenditures and a royalty on our net revenues. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates up to $250,000 and thereafter, at the rate of 1%.

Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

We have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS Business of Issuer

Our plan is to provide as our principal product, the “Darrwin” software Program and to commercialize this software program that provides the ability to make and secure reservations for hotels and various other services via the internet. We plan to market our software in the U.S. and Canada. We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the tourism and hospitality industries, for which we would sell our program to them. We are currently in the early development stage and are just engaging in business operations and have not begun revenue producing activities. Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it

Current and Planned Development

On May 18, 2004 we entered into an agreement , and subsequently amended our agreement on November 17, 2005 to acquire the prior development, designs and pilot implementation of a Software Program, known as Darrwin from 34937343 Manitoba Ltd.

The software was developed by World Star Holdings of Dryden Ontario, Canada. We acquired the Darrwin software in its entirety from 3493743 Manitoba Ltd. who received all the assets of World Star by virtue of monies owed to 3493743 Manitoba Ltd. by World Star.

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At the time of our acquisition the program was operational using a Windows 2000 or Windows NT format and capable of a full array of tourism based services including, booking reservations for hotels, motels, and lodges as well as ticketing of local sporting events and activities. Darrwin is also capable of inventory management and a business directory to direct tourists to local businesses.

We acquired the software program designs and original source code, methods and know-how a nd all rights in their entirety for the software program. We did not acquire any hardware and only acquired the existing software code for the existing program as well as any software source code or scripts developed, so that further development and upgrades to the program can be done in a more efficient manner. To date we have not identified a party or parties to perform the upgrades to our software program. Under the terms of our initial agreement, we paid 3493734 Manitoba Ld. $5,000.00 and 100,000 common shares of the company’s stock, this was subsequently amended on November 17, 2005 to reflect the additional sums of $3,000 and a further $10,000 due March 16, 2006

Since our acquisition in May 2004, management’s focus has been mainly on organizational activities and the Preliminary design and development of our web site and researching possible locations for our test site.

Our business plan can be summarized in two principal categories as outlined below. We estimate the development period required to complete further development and upgrades for our software program would be six months to two years at an estimated cost of $245,000. At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan.

Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding. While we are able to proceed with continued development and upgrades of our software program on a extremely limited basis without additional funding, we will need additional funding in order to fully complete the further development and upgrades of the Darrwin software program.

1. Development of Web Site and Test Site

To assist in marketing of our product, our plan includes the development of a web site and web-based test site of our for our software program. Our web site will incorporate information about ourselves and our product. The test site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.

We have not commenced development of these components. We plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development. We have identified the environment and method for developing the software test, and have identified companies or individuals that have the ability to complete such a software test site.

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2. Marketing of the Darrwin software program

Our objective will be to commence marketing upon completion of development of the website and test site. Our marketing strategy is proposed to be directed toward the located in the U.S. or Canada. We plan to outsource the development of our marketing, including the development of logos, art and design work for our brochures and web site. We also expect to outsource our marketing functions for the launch of our software program and ongoing marketing functions for the foreseeable future. We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on the further development of our product and managing the Company. To date we have not identified a marketing firm to market our product.

Intellectual Property

We currently plan to market our product as the “Empirical Ventures, Darrwin”. although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark. We have obtained the right to use the Internet domain name, www.darrwin-travel.com We do not have and cannot acquire any property rights in an Internet address.

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret protection, and confidentially agreements.

Competition

We will potentially compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. The major competitors in this field are Expedia and Orbitz. Moreover, proven track records are of paramount consideration in selecting vendors.

We plan to compete through the further development of our integrated, and easy to use software . We also plan to aggressively market the software program through successful marketers as well as through our own web site.

While our management has significant business experience, we, as a company, have no proven track record in the online services industry. We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

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Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*	Sales and other taxes;

*	User privacy;

*	Pricing controls;

*	Characteristics and quality of products and services;

*	Consumer protection;

*	Cross-border commerce;

*	Libel and defamation;

*	Copyright, trademark and patent infringement; and

*	Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to develop and market our Darrwin software system in accordance with our business plan.

We may have to qualify to do business in other jurisdictions. If we commence our Darrwin software business, we anticipate that our sales and our customers will be in multiple states and provinces and potentially foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

We have not expended any money on research and development as yet. We have however spent $5,000.00 on the acquisition of prior development costs and plan to expend in the next 24 month period the sum of $245,000 on expenses associated with the further development and continuing upgrades of our software program. We expect to raise additional funding through either debt or equity funding and is most likely to be equity funding by way of private placement or initial public offering. Also, Management has agreed to, in absence of additional funding will make or arrange for short term loans to the company.

Providing we can raise additional funding we expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program.

Environmental Regulations

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

We currently have no full-time employees, one part-time employee. Mr. Derek Ward, our President and Chief Executive Officer is a part-time employee. As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION Current Operation Development In furtherance of our business model:

On May 18, 2004, we acquired the, prior development and pilot implementation of the Darrwin software program from

3493734 Manitoba Ltd. Corporation, a company managed by Larry Cherrett. Of Winnipeg Manitoba, Canada. Since our acquisition of, prior development, pilot and designs, we have continued to progress our development plan focusing on web design and finding a suitable location to implement a test site. Based on the current usability of the Darrwin software program has confirmed development issues and the opportunity for improving our proposed product. We are planning upgrading our pilot software to incorporate new designs and to be fully compatible with the Windows XP platform. Our objective with this upgrade are to provide better segregation and stability of our customers' data to ensure privacy of our users activities; and to improve administration of user identities and system permissions. We will test the upgraded pilot to confirm it meets these objectives.

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Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining funding for the further development and marketing of our software program.

To accomplish our objectives, we will need to undertake significant development work and will accordingly need to hire additional employees, contractors and , engage consultants to enable us to undertake our development work and the marketing of our software product . Our plan is to hire such employees and consultants directly. In addition, we plan to employ or engage directly until such hiring or engagements are completed and staff training is completed. Progress in development and the hiring of additional staff is conditional upon our obtaining financing.

The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed below:

1.	Registering Trademark

We are currently in the process of commencing the trade marking process In both Canada and the United States. We estimate this to cost approximately $3000.00 and should take approximately 30 to 60 Days.

2.	Upgrade of Software

We have not commenced the process of upgrading the existing software code As we will need additional financing to complete this upgrade.

We estimate the cost of this upgrade to be $50,000. We anticipated commencing this development during the second quarter of 2006.

3. Complete Development of Web and Test Sites

We have commenced development of our web site and web-based Test site. Provided funds are available, we anticipate that this component could be completed in a period of less than 90 days. We estimate this cost to at approximately $7000.00 . We anticipate commencing this during the Latter part of 2006

4. Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing campaign once the development of our test and web sites are approaching completion. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm. To date we have not identified such a firm.

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Employees and Consultants

We currently have no full-time employees, one part-time employee, Mr. Derek Ward, our President and Chief Executive

Officer. Our full-time and part-time employees and consulting positions are not expected to exceed 4 persons in the near future, including , a senior programmer/developer and a website designer/developer We will contract with other consultants for specialized development to the extent required. We estimate these costs to be $60 to $70 dollars per hour for programming and web design with consultants for specialized development costing an estimated $100 to $150 per hour.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster and on April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer.

We have not begun revenue-producing activities. and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $1 5 ,000 on legal fees, $ 5 ,000 on Blue Sky fees, $6,000 on Accounting and $1,000 on transfer agent fees , as these are our estimated costs of this offering. We are paying for the costs of this offering and is estimated at being 27,008 from our equity funding that was raised from May 2004 through November 2004.

.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, our auditors have included in their report covering our financial statements for the period from incorporation to March 31, 2006 , that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through

March 31, 2006 we incurred a deficit of $. Through March 31, 2006, we funded our operations through the sale of our equity securities.

In May and June of 2004 we completed the sale of 3,819,992 shares of common stock for proceeds to us of $57,300.

Additionally, we completed the sale of 766,670 share s subsequent to June 30, 2004, the total proceeds received from this sale was $11,500.

Additionally, we sold 200,000 shares in November of 2004 to one individual the proceeds received from this sale was $3,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

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The funds available to us currently are insufficient to carry out our plan of operations and complete our further development of our software program and our web and test sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan.

As at March 31, 2006 we had current assets net of non-related amounts payable of $ which are sufficient to pay the remaining costs of the offering estimated of $27,008, leaving us with working capital of $ to cover the costs of our web and test sites and general working capital.

Our financial plan requires us to seek additional capital in the private and/or public equity markets. This additional capital may be provided by short term loans by our director or shareholders or through the sale of equity or debt securities, or through the issuance of debt instruments. If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $1,500.00 Per month or a total of $18,000.00 over the next twelve month period. However, costs and expenses may vary significantly as development progresses. In the absence of third-party funding, Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period. Although management has indicated a willingness to provide additional financing for such limited operations, we have no written commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.

If we receive no additional funding, we will eventually have to cease operations. It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

30

We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

(a)	our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b)	our ability to successfully market our software program to potential customers;

(c)	our ability to for use of our software program that will enable us to generate revenues that exceed our operating costs; and

(d)	the introduction and availability of competing services.

As a result of the material uncertainties discussed above regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations May differ materially from what is stated above. Factors which May cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property. Our principal executive offices are controlled by Mr. Derek Ward, our President and a director. We have no lease arrangements with Mr. Ward at this time and Mr. ward provides this space at no charge to the company.

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster and on April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer.

Except as set forth, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Derek Ward May be considered a promoter within the meaning of the federal securities Laws. At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and may, in the future become involved in other businesses. If a specific business opportunity becomes available, such persons May face a conflict in selecting between our business and their other business interests.

We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts. We currently have no agreements with members of our management team.

We have not determined when an employment agreement would be entered into with Derek Ward, our President however we have determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had (40) registered stockholders.

32

Rule 144 Shares

A total of 5,000,000 shares of our common stock will be available for resale to the public after May 7 , 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 146,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares that may be sold pursuant to Rule 144 after May 7, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

33

EXECUTIVE COMPENSATION Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our Chief Executive Officer in the fiscal year ended June 30, 2004; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended June 30, 2004:

				Other	Securities
				Annual	Underlying		All
Name and	Fiscal			Compen-	Options/	LTIP	Other
Principal Position Year		Salary Bonus		sation	SARs (#)	Payouts
Compensation

Derek Ward	2004	-	-	-	-	-	-
President, CEO
Secretary
Treasurer

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers during our most recent fiscal year ended . We have also not granted any stock options to our executive officer.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director. No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

34

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials May also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.

We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

This registration statement and other filings made by us with the

SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders including our annual audited financial statements.

35

FINANCIAL STATEMENTS

EMPIRICAL VENTURES, INC. (A Development Stage Company) FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period of April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005.

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors of Empirical Ventures, Inc.

     We have audited the accompanying balance sheet of Empirical Ventures, Inc. (a Development Stage Company) as of June 30, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005, the period from April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empirical Ventures, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005, the period from April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Jewett, Schwartz, & Associates Hollywood, Florida March 31, 2006

F2

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
BALANCE SHEETS
June 30,
2005

ASSETS
Current Assets
Cash	$47,514

Total Current Assets	47,514
Total Assets	$47,514

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Assets
Accrued expenses	$10,000
Technology purchase agreement payable	13,000

Total Current Liabilities	23,000
Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587
Additional paid-in capital	63,713
Deficit accumulated during the development stage	(48,786)

Total Stockholders' Equity	24,514
Total Liabilites and Stockholders' Equity	$47,514

F-3

EMPIRICAL VENTURES, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS

	For the Year	April 14, 2004	For the Period
	Ended	(Date of	from April 14,
	June 30, 2005	inception)	2004 (inception)
		to June 30, 2004	to June 30, 2005

REVENUES	$-	$-	$-
OPERATING EXPENSES
General and administrative expenses	33,676	8,610	42,286
Impairment of intangible asset	6,500	-	6,500

Total operating expenses	40,176	8,610	48,786

Net loss before provision for income taxes	(40,176)	(8,610)	(48,786)
Provision for income taxes	-	-	-

Net loss	(40,176)	(8,610)	(48,786)
Weighted average common shares outstanding -
Basic and diluted	9,586,662	3,695,128	8,408,355

Net loss per share – basic and diluted	$(0.00)	$(0.00)	$-

F-4

					EMPIRICAL VENTURES,
INC.
					(A Development
Stage Company)

				STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY

	Preferred Stock			Common Stock
	10,000,000 shares authorized			50,000,000 shares authorized		Additional			Total

	Shares	Par Value		Shares	Par Value	Paid-in	Accumulated Shareholders'
	Issued	$.001 per share		Issued $.001 per share		Capital		Deficit	Equity

	-	$-		-	$-	$-	$	- $	-
Founders shares issued at
par value	-	-		5,000,000	5,000	-		-	5,000
Common shares issued at
$0.015 per share	-	-		3,820,000	3,820	53,480		-	57,300
Common shares issued at
$0.015 per share	-	-		100,000	100	1,400		-	1,500
Net loss	-	-		-	-	-		(8,610)	(8,610)

	-	$-		8,920,000	$8,920	$54,880		$(8,610) $	55,190
Cancellation of common
shares issued at $.015 per
share	-	-		(100,000)	(100)	(1,400)		-	(1,500)
Common shares issued at
$.015 per share		-		766,662	767	10,233		-	11,000
Net loss	-	-		-	-	-		(40,176)	(40,176)

	$		-
	-			9,586,662	$9,587	$63,713		$(48,786) $	24,514

F-5

	EMPIRICAL VENTURES, INC.
	(A Development Stage Company)

	STATEMENTS OF CASH FLOWS

	Twelve Months	April 14, 2004	For the Period
	Ended	(Date of	from April 14,
	June 30, 2005	incorporation)	2004 (inception)
		to June 30, 2004	to June 30, 2005

Cash Flows From Operating Activities
Net loss	$(40,176)	(8,610)	(48,786)
Impairment of intangible asset	6,500
Changes in current assets and current
liabilities:
Accounts payable and accrued
expenses	(3,535)	13,535	10,000
Technology purchase payable	13,000	-	13,000

Net Cash Provided by (Used In) Operating
Activities	(24,211)	4,925	(25,786)

Cash Flows From Investing Activities
Payment for technology
rights	-	(5,000)	-

Net Cash Used In Investing Activities	-	(5,000)	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common
stock	9,500	62,300	73,300

Net Cash Provided By Financing Activities	9,500	62,300	73,300

Increase (Decrease) in Cash and Cash
Equivalents	(14,711)	62,225	47,514

Cash and Cash Equivalents, Beginning of
Period	62,225	-	-

Cash and Cash Equivalents, End of Period	$47,514	$62,225	$ 47,514

Supplemental Disclosure of Cash Flow
Information:

Cash paid for interest	$-	$-	$ -

Cash paid for income taxes

$

-

$

-

$

-

F-6

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004. The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $40,176 for the year ended June 30, 2005; a net loss of $8,610 for the period April 14, 2004 (inception) to June 30, 2004; and a net loss of $48,786 for the period from April 14, 2004 (inception) to June 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online tourism and travel service. Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern. To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Financial Accounting Standards Board (FASB) No. 7.

F7

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

F8

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value. During the period of April 14, 2004 (inception) through June 30, 2004, the Company purchased rights to technology in the amount of $6,500. The Company subsequently assessed the carrying value of these rights and determined that they were unrecoverable. The entire $6,500 was written of as an impairment of long-term asset in 2005.

F9

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective for the Company as of January 1, 2006. Based on zero shares and awards outstanding as of June 30, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods including assumptions such as expected volatility and expected term, the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of

F10

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Non-monetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143 (FIN No. 47). FIN

No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than March 31, 2005. FIN No. 47 did not impact the Company for the year ended June 30, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

F11

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company. In addition, the Company granted the vendor a 2% royalty on net sales of any product that used any portion of the technology. The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due during April 2006. As of June 30, 2005, the entire balance of $13,000 has been accrued.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the periods ended June 30, 2005 and for the period of April 14, 2004 (date of inception) through June 30, 2004, the Company incurred no costs for management consulting services provided by the president of the Company, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

On May 7, 2004 the Company issued 5,000,000 of its common shares to its founder for cash of $5,000.

On June 30, 2004, the Company issued 3,820,000 of its common shares for cash of $57,300.

On June 30, 2004, the Company issued 100,000 of its common stock in conjunction with a Technology Purchase Agreement. Per the agreement, these shares were issued at $.015. In accordance with an amendment to the original agreement, these shares were subsequently cancelled during the year ended June 30, 2005.

On July 23, 2004, the Company issued 766,662 of its common shares for cash of $11,000.

F12

     EMPIRICAL VENTURES, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

     For the year ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 7- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended June 30, 2005 or April 14, 2004 (inception) through June 30, 2004.

There was no income tax expense for the period ended June 30, 2005 and April 14, 2004 (inception) through June 30, 2004 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the years ended June 30, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

April 14, 2004 April 14, 2004
			(inception)	(inception)
Through June Through June
		2005	30, 2004	30, 2005

Computed “expected” tax benefit	$	(13,660)	$ (1,292)	$ (14,952)
Less: valuation allowance		13,660	1,292	14,952

		$-	$ -	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2005 are as follows:

Deferred tax assets:	2005

Current deferred tax assets	$-

Net operating loss carryforward	14,952

Total gross deferred tax assets	14,952
Less valuation allowance	(14,952)

Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $48,786 available to offset future taxable income through 2019.

F13

		EMPIRICAL VENTURES, INC.
		(A Development Stage Company)
	CONDENSED CONSOLIDATED BALANCE SHEETS
	For the Three Months Ended September 30, 2005 and 2004
		(Stated in US Dollars)
		(Unaudited)
		September, 30	June 30,
		2005	2005

	ASSETS

Current Assets
Cash		$39,694	$47,514
Technology rights		-	-

Total Current Assets		39,694	47,514

Total assets	$39,694		$47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets
Accrued expenses	$13,125		$10,000
Technololgy purchase agreement payable	13,000		13,000

Total Current Liabilities	26,125		23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000
shares authorized,
no shares issued and outstanding	-		-
Common stock, $.001 par value 50,000,000
shares authorized
9,586,662 shares issued and outstanding	9,587		9,587
Additional paid-in capital	63,713		63,713
Deficit accumulated during the development
stage	(59,731)		(48,786)

Total Stockholders' Equity	13,569		24,514

Total Liabilites and Stockholders' Equity	$39,694		$47,514

		F14

EMPIRICAL VENTURES, INC. (A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS For the three Months Ended September 30 2005 and 2004 (Stated in US Dollars) (Unaudited)

	Ended		Ended		Ended	Ended		from April 14,
	September 30, 2005		September 30, 2004		June 30, 2005	June 30, 2004		2004 (inception)
to September 30, 2005

REVENUES		$-		$-	$ -		$-	$-

OPERATING EXPENSES

General and administrative
expenses	10,945	5,493	40,176	8,610	59,731

Total operating expenses	10,945	5,493	40,176	8,610	59,731

Net loss before provision for income
taxes	(10,945)	(5,493)	(40,176)	(8,610)	(59,731)
Provision for income taxes	-	-	-	-	-

Net loss	(10,945)	(5,493)	(40,176)	(8,610)	(59,731)
Weighted average common shares outstanding -
Basic and diluted	9,586,662	9,686,662	9,586,662	3,695,128

Net loss per share – basic and diluted $	(0.001)	$(0.001)	$(0.004)	$(0.002)

F-15

EMPIRICAL VENTURES, INC. (A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS For the Three Months Ended September 30, 2005 and 2004 (Stated in US Dollars) (Unaudited)

	Three Months	Three Months	For the Period
	Ended	Ended	from April 14,
	September 30, 2005	September 30, 2004	2004 (inception)
			to September 30, 2005

Cash Flows From Operating Activities
Net loss	$(10,945)	(5,493)	(59,731)
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	3,125	(10,522)	13,125
Technology purchase payable		-	13,000

Net Cash Used In Operating Activities	(7,820)	(16,015)	(33,606)

Cash Flows From Investing Activities
Payment to consummate technology agreement	-	-	-

Net Cash Used In Investing Activities	-	-	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	8,500	73,300

Net Cash Provoded By Financing Activities	-	8,500	73,300

Decrease in Cash and Cash Equivalents	(7,820)	(7,515)	39,694
Cash and Cash Equivalents, Beginning of Period	47,514	62,225	-

Cash and Cash Equivalents, End of Period	$39,694	$54,710 $	39,694

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-

Cash paid for income taxes	$-	$-

		F16

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004. The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $56,606 for the six three months period ended September 30, 2005; a net loss of $5,493 for the period April 14, 2004 (inception) to September 30, 2004; and a net loss of $59,731 for the period from April 14, 2004 (inception) to

September 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service. Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern. To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Securities and Exchange Commission Guide No. 7.

F17

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the Statement of Operations.

F18

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for September 30, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

F19

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of September 30, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006. Based on zero shares and awards outstanding as of September 30, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

F21

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Non-monetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations

F22

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than March 31, 2005. FIN No. 47 did not impact the Company for the three months ended September 30, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company. In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology. The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006. As of September 30, 2005, the entire balance of $10,000 has been accrued.

NOTE 4- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended September 30, 2005 or April 14, 2004 (inception) through September 30, 2004.

F23

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Three Months ended September 30, 2005 and 2004

(Unaudited)

There was no income tax expense for the period ended September 30, 2005 and April 14, 2004 (inception) through September 30, 2004 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the three months ended September 30, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

					April 14,
					2004
					(inception)
					Through
					September
		2005	2004		30, 2005

Computed “expected” tax benefit	$	(3,721)	$(1,868)	$	(18,673)
Benefit of operating loss carry-
forwards		3,721	1,868		18,673

		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2005 are as follows:

Deferred tax assets:	2005

Current deferred tax assets	$-
Net operating loss carry-forward	18,673

Total gross deferred tax assets	18,673
Less valuation allowance	(18,673)

Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $18,673 available to offset future taxable income through 2019.

	F24

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS
For the Six Months Ended March 31, 2005 and 2004
(Stated in US Dollars)
	(Unaudited)

	March, 31	June 30,
	2005	2005

ASSETS

Current Assets
Cash	$36,650	$47,514
Technology rights	-	-

Total Current Assets	36,650	47,514

Total assets	$36,650	$47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets
Accrued expenses	$16,250	$10,000
Technololgy purchase agreement payable	10,000	13,000

Total Current Liabilities	26,250	23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares
authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares
authorized
9,586,662 shares issued and outstanding	9,587	9,587
Additional paid-in capital	63,713	63,713
Deficit accumulated during the development stage	(62,900)	(48,786)

Total Stockholders' Equity	10,400	24,514

Total Liabilities and Stockholders' Equity	$36,650	$47,514

	F25

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Six Months Ended March, 31 and 2004
(Stated in US Dollars)
(Unaudited)

	Six Months	Six Months	Twelve Months	Twelve Months	For the Period
	Ended	Ended	Ended	Ended	from April 14,
	March 31, 2005	March 31, 2004	June 30, 2005	June 30, 2004	2004 (inception)
					to March 31, 2005

REVENUES	$-	$ -	$ -	$ -	$-

OPERATING
EXPENSES

General and
administrative
expenses	14,114	14,853	40,176	8,610	62,900

Total
operating
expenses	14,114	14,853	40,176	8,610	62,900

Net loss before
provision for income
taxes	(14,114)	(14,853)	(40,176)	(8,610)	(62,900)

Provision for income
taxes	-	-	-	-	-

Net loss	(14,114)	(14,853)	(40,176)	(8,610)	(62,900)

Weighted average
common shares
outstanding -
Basic and
diluted	9,586,662	9,686,662	9,586,662	3,695,128

Net loss per share –
basic and diluted	$(0.001)	$ (0.002)	$ (0.004)	$ (0.002)

F26

EMPIRICAL VENTURES, INC. (A Development Stage Company)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

For the Six Months Ended March 31, 2005 and 2004
	(Stated in US Dollars)
	(Unaudited)

	Six Months	Six Months	For the Period
	Ended	Ended	from April 14,
	March 31, 2005	March 31, 2004	2004 (inception)
			to March 31, 2005

		(Unaudited)
Cash Flows From Operating Activities
Net loss	$(14,114)	(14,853)	(59,731)
Changes in current assets and current
liabilities:
Accounts payable and
accrued expenses	6,250	(8,816)	13,125
Technology purchase
payable		-	13,000

Net Cash Used In Operating Activities	(7,864)	(23,669)	(33,606)

Cash Flows From Investing Activities
Payment to consummate technology
agreement	(3,000)	-	-

Net Cash Used In Investing Activities	(3,000)	-	-

Cash Flows From Financing Activities:
Proceeds from the issuance of
common stock	-	11,500	73,300

Net Cash Provoded By Financing
Activities	-	11,500	73,300

Decrease in Cash and Cash Equivalents	(10,864)	(12,169)	39,694

Cash and Cash Equivalents, Beginning of
Period	47,514	62,225	-

Cash and Cash Equivalents, End of
Period	$36,650	$50,056	$39,694

Supplemental Disclosure of Cash Flow
Information:

Cash paid for interest	$-	$-

Cash paid for income	$-	$-

taxes

F27

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004. The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $14,114 for the six month period ended March 31, 2005; a net loss of $23,463 for the period April 14, 2004 (inception) to March 31, 2004; and a net loss of $62,900 for the period from April 14, 2004 (inception) to March 31, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service. Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern. To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Securities and Exchange Commission Guide No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the

Company Act of British Columbia on May 13, 2004. All inter-company transactions have been eliminated.

F28

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the Statement of Operations.

F29

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for March 31, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

F30

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of March 31, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006. Based on zero shares and awards outstanding as of March 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

F31

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Nonmonetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-

monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than March 31, 2005. FIN No. 47 did not impact the Company for the six months ended March 31, 2005.

F32

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company. In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology. The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006. As of March 31, 2005, the entire balance of $10,000 has been accrued.

NOTE 4- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended March 31, 2005 or April 14, 2004 (inception) through March 31, 2004.

There was no income tax expense for the period ended March 31, 2005 and April 14, 2004 (inception) through March 31, 2004 due to the Company’s net losses.

F33

EMPIRICAL VENTURES, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS For the Six Months ended March 31, 2005 and 2004 (Unaudited)

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the six months ended March 31, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

					April 14,
					2004
					(inception)
					Through
					March 31,
		2005	2004		2005

Computed “expected” tax benefit	$	(4,799)	$(5,050)	$	(23,472)
Benefit of operating loss carry-
forwards		4,799	5,050		23,472

$

- $

- $ -

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at March 31, 2005 are as follows:

Deferred tax assets:	2005

Current deferred tax assets	$-
Net operating loss carry-	23,472
forward

Total gross deferred tax assets	23,472
Less valuation allowance	(23,472)

Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $19,751 available to offset future taxable income through 2019.

F34

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission
registration fee	8.34
Federal Taxes	NIL
State Taxes and Fees	NIL
Transfer Agent Fees	1,000.00
Accounting fees and expenses	6,000.00
Legal fees and expenses	15,000.00
Blue sky Fees	5,000.00

Miscellaneous	NIL

Total	$27,008.34

All amounts are estimates other than the Commission's registration fee. As at March 31, 2006 $6,008.34 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

II-2

RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on May 7, 2004 to Mr. Derek Ward, at a price of $0.001 for proceeds of $5,000

We completed an offering of shares of our common stock at a price of $0.015 per share to a total of 30 purchasers on June 30, 2004. The total amount received from this offering was $57,300. Additionally, we completed a an offering subsequent to June 30, 2004 Which completed on July 23 , 2004 at a price of $0.015 to 8 Individuals the total amount received from this subsequent offering was $11,500 . Additionally, we received a subscription from Sherylynn Perez- Parada on November 10, 2004 for 200,000 shares at a price of $0.015 per share the amount received was $3,000.

We completed the offering pursuant to Rule 903 of

Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. Each subscription agreement precluded transfer except under the above conditions. No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing. Other than the securities mentioned or referenced above, we have not issued or sold any securities since

EXHIBITS

Number

Description of exhibit

3.1	Articles of Incorporation *

3.2	Bylaws

4.1	Regulation "S" Securities Subscription Agreement *

5.1	Opinion of Joseph I Emas, Attorney at Law, with consent to use

10.1	Technology Purchase Agreement with 3493734 Manitoba Ltd.

23.1	Consent of Jewett, Schwartz and Associates Certified Public Accountants

23.2	Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)

* Previously filed on form SB-2

II-3

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the

foregoing, and increase or decrease in volumes of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from

the low or high end of the estimated maximum offering range May be

reflected in the form of prospectus filed with the Commission pursuant to rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act May be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the, on April 5, 2005.

Empirical Ventures Inc. (Registrant)

By:/s/Derek Ward Derek Ward

President, Principal Executive, Financial And Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature Title Date: May 17, 2006

-
----------------------------------------------------------------------------

/s/Derek Ward	President, Chief Executive	May 17, 2006
Officer, Secretary, Treasurer
and Director(Principal Executive,
Financial and Accounting Officer)